Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Anita C. Cambre, Chief Financial Officer and Treasurer of Magnolia Bancorp, Inc. (the “Company”), certify in my capacity as an officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Report”) and that to the best of my knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2025	/s/Anita C. Cambre
Anita C. Cambre
Vice President and Chief Financial Officer